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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                         TRANSITIONAL SERVICES AGREEMENT

                  This TRANSITIONAL SERVICES AGREEMENT (this "Agreement") is made as of January 28, 1999, by and between HERSHEY FOODS CORPORATION, a Delaware corporation ("HFC"), and NEW WORLD PASTA COMPANY, a Delaware corporation ("NWPC");

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Recapitalization Agreement, dated as of December 15, 1998, by and among HFC, NWPC, Hershey CRE, Inc., New World Pasta, LLC and Joseph Littlejohn and Levy Fund III, L.P. (the "Recapitalization Agreement"), the parties agreed to recapitalize NWPC following the contribution of the Assets to NWPC and the assumption of the Assumed Liabilities by NWPC (each term as defined in the Recapitalization Agreement); and

                  WHEREAS, in connection therewith, NWPC and HFC each desire that HFC provide NWPC with certain transition services as set forth herein; and

                  WHEREAS, in connection therewith, NWPC and HFC each desire that NWPC provide HFC with certain transition services as set forth herein; and

                  WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Recapitalization Agreement;

                  NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HFC and NWPC agree as follows:

                  1. Transition Services. During the term of this Agreement as set forth in Section 5 below (the "Transition Period"), HFC shall provide, or cause its Affiliates to provide, to NWPC from the date of this Agreement and for the period of time described on Annex A attached hereto with respect to each of the services, the services set forth on such Annex A, in the manner and at a relative level of service consistent in all material respects with that provided by HFC or its Affiliates to or for the benefit of the Business immediately prior to the date hereof. Such services shall be provided at the costs set forth in Annex A. In addition, NWPC shall also pay the prorated equitable portion reasonably determined by HFC of any amounts that are required to be paid to any licensors of software that is used in connection with the provision of any service hereunder that HFC identifies as being payable following the date hereof and that are not reflected in the payments to be made to HFC pursuant to Annex A or that any such licensor requires HFC to pay following the date hereof, and any amounts that are required to be paid to any such licensors to obtain the consent of such licensor to provide any of the services hereunder. Subject to the immediately preceding sentence, HFC shall use reasonable efforts to obtain any consents that may be required from any such licensor in order to provide any of the services hereunder. During the term of this Agreement,
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NWPC shall provide to HFC the transition services regarding crisped rice on the terms and conditions as set forth in Item 9 of Annex A.

                  2. Billing and Payment. NWPC shall promptly pay (a) in advance the facilities rental amounts set forth in Section 1 of Annex A on a monthly basis and (b) all bills and invoices that it receives from HFC or its Affiliates for the other services provided under or pursuant to this Agreement. The amounts referenced in clause (a) above shall be paid prior to the commencement of the particular month. The charges referenced in clause (b) above will be billed by HFC to NWPC at the end of each calendar month during the Transition Period. HFC shall promptly pay all bills and invoices that it receives from NWPC or its Affiliates for the services provided under or pursuant to Item 9 of Annex A. All such invoices shall be paid not later than ten (10) days following receipt by NWPC of HFC's invoice or HFC of NWPC's invoice, as applicable. All payments will be made by wire transfer or by check in accordance with the instructions provided by the receiving party (in writing to the other party).

                  3. General Intent. Each Party shall use its reasonable commercial efforts to provide the transition services it is to provide that are set forth on Annex A attached hereto and such other transition assistance as the parties may otherwise agree for the periods specified on Annex A (with respect to such additional services, at a cost and for such period as is mutually agreed). NWPC agrees to use its reasonable commercial efforts to end its need to use such assistance as soon as reasonably possible and (unless the parties otherwise agree) in all events to end such need with respect to each service specified in Annex A attached hereto not later than six (6) months from the date hereof, or such shorter period as may be specified in Annex A attached hereto for the provision of each such service.

                  4. Validity of Documents. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

                  5. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue (unless sooner terminated pursuant to the terms hereof) for a period of six (6) months, or such shorter period as may be provided in Annex A attached hereto with respect to particular services described in Annex A attached hereto.

                  6. Partial Termination. The provision of one or more of the services provided by HFC and/or its Affiliates hereunder or by NWPC and/or its Affiliates hereunder may be terminated earlier than the period specified in Annex A attached hereto and certain services specifically identified on such schedule as being subject to extension may be extended by NWPC, in any such case, on not less than twenty (20) days' prior written notice to the party providing such services. As soon as reasonably practicable following receipt of any such notice, HFC shall advise NWPC as to whether termination or extension of such service will require the termination or partial termination or extension or partial extension of, or otherwise affect the provision of, certain other services specified in Annex A attached hereto. If such is the case, NWPC may withdraw its termination or extension notice. Otherwise, such termination or extension shall be final as of such twentieth day or other later date specified in the applicable notices.
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                  7. Inventions. Any inventions, discoveries, improvements, or developments ("Inventions"), whether or not patentable, relating to the services to be provided hereunder which are conceived or reduced to practice by HFC's personnel during the Transition Period, shall be the sole and exclusive property of HFC; provided, however, that HFC shall grant NWPC a nonexclusive, perpetual, irrevocable, worldwide, royalty-free right and license to make, have made, use, have used and sell products in connection with the Business which embody or otherwise use such Inventions.

                  8. Assignment. Except as set forth below, this Agreement and any rights and obligations hereunder shall not be assignable or transferable by NWPC or HFC (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of NWPC without the prior written consent of the other party and any purported assignment without such consent shall be void and without effect; provided, however, that without the consent of HFC, NWPC may assign its rights hereunder (i) to one or more wholly-owned subsidiaries of NWPC and (ii) but not its obligations hereunder, as collateral under a security interest in favor of the Lenders under the Commitment Letters or any other financing source of NWPC, upon written notice of such assignment to HFC.

                  9. Confidentiality. Each party shall cause each of its Affiliates and each of their officers, directors and employees to hold all information relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such information to any party unless legally compelled to disclose such information; provided, however, that to the extent that any of them may become so legally compelled they may only disclose such information if they shall first have used reasonable efforts, and, if practicable, shall have afforded the other party the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed.

                  10. Limitation of Liability. HFC shall not be liable to NWPC or any third party (including specifically employees of NWPC) and NWPC shall not be liable to HFC or any third party (including specifically employees of HFC) for any special, punitive, consequential, incidental or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of HFC or NWPC, as applicable, is advised of the possibility or likelihood of the same. In addition, HFC shall not be liable to NWPC or any third party (including specifically employees of NWPC) and NWPC shall not be liable to HFC or any third party (including specifically employees of HFC) for any direct damages arising from any claim relating to this Agreement or any of the services provided hereunder or required to be provided hereunder, except to the extent that such direct damages are caused by the willful misconduct or gross negligence of HFC or its Affiliates or NWPC or its Affiliates, as applicable.

                  11. Notices. All notices, reports and receipts shall be in writing and shall be deemed duly given on (i) the date of personal or courier delivery; (ii) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by postage paid, return receipt requested first-class mail; or (iii) three (3) business days after the date of deposit in the United States mails, by postage paid, return receipt requested first-class mail, addressed as follows:
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                    (i)    if to NWPC,

                           New World Pasta Company
                           c/o Hershey Foods Corporation
                           100 Crystal A Drive
                           Hershey, Pennsylvania  17033
                           Telecopy No.: (717) 534-7643
                           Attention:    C. Mickey Skinner
                                         Mark E. Kimmel

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Telecopy No.: (212) 735-3594
                           Attention:    J. Gregory Milmoe

                   (ii)    if to HFC,

                           Hershey Foods Corporation
                           100 Crystal A Drive
                           Hershey, Pennsylvania  17033
                           Telecopy No.: (717) 534-7873
                           Attention:    William F. Christ
                                         Robert M. Reese, Esq.

                           with a copy to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, New York  10022
                           Telecopy No.: (212) 446-4900
                           Attention:    Glen E. Hess, P.C.

                  Either party may change its address by written notice to the other party in accordance with this Section 11.

                  12. Modification; Nonwaiver. No alleged waiver, modification or amendment to this Agreement or to Annex A attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof,
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or the exercise of any other right, power, privilege or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

                  13. Relationship of Parties. Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

                  14. Force Majeure. If HFC or NWPC, as applicable, is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion or other causes beyond the reasonable control of HFC or NWPC, as applicable, or other acts of God, then upon written notice to NWPC or HFC, as applicable, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and HFC shall have no liability to NWPC or HFC, as applicable, or any other party in connection therewith. HFC shall make all commercially reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability.

                  15. Interpretation. The headings and captions contained in this Agreement and in Annex A attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation."

                  16. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  17. Entire Agreement. This Agreement and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

                  18. Representation by Counsel; Interpretation. HFC and NWPC acknowledge that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                  19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held
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invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  20. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law principles therein. Any dispute arising from or in connection with this Agreement shall be subject to the provisions of Sections 31 and 32 of the Recapitalization Agreement.

                  21. Annex A. Annex A attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.


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                  IN WITNESS WHEREOF, the parties have caused this Transitional
Services Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.


                                 HERSHEY FOODS CORPORATION

                                 By:      /s/ William Christ
                                 Name: William Christ
                                 Title:  Chief Financial Officer


                                 NEW WORLD PASTA COMPANY

                                 By:      /s/ Robert Reese
                                 Name: Robert Reese
                                 Title:  Vice President and Assistant Secretary